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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-3 (Number 333-29477) and related Prospectus of NaPro BioTherapeutics, Inc. for the registration of 1,600,000 shares of common stock and to the incorporation by reference therein of our report dated January 26, 1997, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP


Denver, Colorado
September 5, 1997